UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2010

CHESAPEAKE LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-34572	27-0372343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1997 Annapolis Exchange Parkway, Suite 410 Annapolis, MD	21401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 972-4140

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 10, 2010, Chesapeake Lodging Trust (the “Company”) announced that it had entered into a definitive agreement to acquire the 195-room Homewood Suites by Hilton Seattle Convention Center from AEW SBCO Seattle, LLC for a purchase price of $53.0 million, plus customary pro-rated amounts and closing costs. The Company expects to fund the purchase price by assuming approximately $28 million of existing mortgage debt and using proceeds from its recent public offering, which was completed in October 2010. The Company currently anticipates that the transaction will close within 30 days, subject to lender approval and satisfaction of customary closing conditions.

A copy of the Company’s press release announcing this agreement is filed as Exhibit 99.1 to this report.

The Company has deposited $2.0 million under the purchase and sale agreement (a “PSA”). The deposit is non-refundable except in the event of (i) a default under the PSA by the seller or (ii) expressly otherwise provided by the PSA. Consummation of the transaction is subject to customary closing conditions, including without limitation (i) the accuracy of the seller’s representations and warranties as of closing; (ii) the seller’s performance of its obligations under the PSA; and (iii) the absence of condemnation proceedings or casualty events. There are no assurances that the conditions of the transaction will be met or that the transaction will be completed according to the anticipated schedule or at all.

Certain statements and assumptions in this report contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “ may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding the expected timing of the closing of the acquisition or the expected source of funding of the acquisition. Such statements are subject to numerous assumptions and uncertainties, many of which are outside our control. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. Incorporated by reference to the Exhibit Index filed herewith and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2010	CHESAPEAKE LODGING TRUST

	By:	/S/ GRAHAM J. WOOTTEN
Graham J. Wootten
Senior Vice President and Chief Accounting Officer

Exhibit Index

Exhibit Number	Exhibit Description

99.1	Press release issued November 10, 2010